Exhibit 99.1

* Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

RISK MANAGEMENT CONTRACT

THIS AGREEMENT is entered into by and among FCStone, LLC (“FCStone”), an Iowa limited liability company with its main office at 2829 Westown Parkway, West Des Moines, Iowa 50266, and First United Ethanol, LLC (Client) with its main office located at Camilla, GA.

RECITAL:

A.	Client is a Limited Liability Company, which is developing an ethanol plant facility located at, (the “Plant”) and which desires to establish an input origination and marketing risk management plan.

B.	FCStone, which is experienced in commodity transactions and related risk management, is willing to provide such assistance on the terms hereby stated.

NOW, THEREFORE, 1T IS AGREED AS FOLLOWS BETWEEN THE PARTIES:

1.
FCStone. FCStone shall, during the term hereof, provide services to Client in the implementation of a full service price risk management program and grain procurement program for client (the “FCStone Program”). The FCStone services to be provided are set forth in Exhibit A attached hereto.

2.	Fees.

(a)
Client shall pay a fee for services to FCStone and materials provided hereunder of [*] for Client during the Term. Such fees shall be payable monthly on the first business day of each month during the term hereof, in advance to FCStone. The monthly fee will be capped at [*].

(b)
In addition to such fees, Client shall also pay to FCStone any transaction commissions, fees, services charges or mark-ups arising from options, futures or other risk management or cash commodity transactions executed or brokered through FCStone, its affiliates, or others in accordance with their applicable schedules of rates, except that FCStone guarantees that the rate for exchange-traded futures and options contracts shall be not be more than [*], plus all applicable exchange fees, during the initial term hereof. Any OTC (over-the-counter) transactions will be [*], plus any applicable fees, during the initial term hereof.

3.
Client Representative. Client shall designate one or more persons who shall be authorized and directed to receive services hereunder and to make all hedging and merchandising and purchasing and sales decisions for Client. All directions, transactions and authorizations given by such representative to FCStone shall be binding upon Client. FCStone shall be entitled to rely on the authorization of such persons until it receives written notification from Client that such authorization has been revoked.

4.
Transactions with FCStone and FCStone Affiliates. Client understands, approves, authorizes, and agrees that FCStone as an advisor may recommend that Client enter into transactions where FCStone will act as a broker or futures commission merchant or where Client may enter into transactions with one or more companies which are under common ownership or control with FCStone, including, but not limited to, FCStone Trading, L.L.C. with respect to physical energy products and over the counter swaps and options and FGDI, L.L.C. with respect to cash grain. FCStone may also participate on Client’s behalf in negotiations with one or more elevators, which are members of FCStone’s parent company. All futures, swap or cash commodity transactions involving Client, FCStone and its affiliates shall be subject to, and shall be governed by, the applicable customer agreements, master agreements, confirmations, and other documentation thereof.

5. FCStone Limitations.

(a)
To the extent and if any brokerage services are provided by FCStone it will be to find suppliers or purchasers for Client. FCStone will not purchase or sell grain, nor will it be directly involved in the purchase of the grain involving Client. FCStone may give merchandising, purchasing and hedging advice to Client, but all decisions on purchasing, merchandising and hedging strategy will be made by Client. All hedging positions will be the responsibility of Client, in Client’s account with FCStone or other relevant party. All positions shall be for the purpose of hedging against price risks associated with the Client’s operations.

(b)
FCStone assumes no responsibility for the completion or performance of any contracts between Client and Client’s customers and suppliers, and Client agrees that it shall not bring any action or make any claim against FCStone based on any act, omission or claim of any of Client’s customers or suppliers.

(c)
To the extent FCStone provides services relating to accounting systems, sole responsibility for the accuracy and completeness of Client’s books and financial statements shall remain with Client. FCStone shall not be deemed to attest in any way to the accuracy of such books and financial statements.

(d)	FCStone assumes no responsibility for tax advice, tax planning, or tax returns or tax reporting.

6.
Confidentiality Agreement. The parties have previously executed a Confidentiality and Nondisclosure Agreement. Such agreement shall remain in full force and effect and shall apply and govern all disclosure and use of confidential information hereunder.

7.
Public Disclosure. Any public announcements concerning the transaction contemplated by this letter shall be approved in advance by FCStone and Client, except for disclosures required by law, in which case the disclosing party shall provide a copy of the disclosure to the other party prior to its public release.

8.	Terms and Termination.

(a)
The initial term of this Agreement shall commence on the date hereof and shall continue for an initial term of one year from the date that the Client ethanol plant begins production. This contract will automatically renew for an additional term of one (1) year unless Client gives notice of non-renewal in writing to FCStone at least four (4) months prior to the end of the initial term.

(b)
This agreement may terminated by Client as to FCStone in the event of material breach of any of the material terms hereof by such other party, by written notice specifying the breach, which notice shall be effective fifteen (15) days after it is given unless the receiving party cures the breach within such time. This agreement may terminated by FCStone as to Client in the event of material breach of any of the material terms hereof by Client, by written notice specifying the breach, which notice shall be effective fifteen (15) days after it is given unless the receiving party cures the breach within such time. This agreement may be terminated immediately without notice at the election of any party in the event of bankruptcy, or any other receivership or insolvency proceeding is filed by or against another party.

(c)	This Agreement may also be terminated between any two parties by the mutual consent of any two of the parties on such terms as the parties may agree.

(d)
In addition to any other method of terminating this Agreement, FCStone may unilaterally terminate this Agreement at any time if such termination shall be required by any regulatory authority, and such termination shall be effective on the 30t1, day following the giving of notice of intent to terminate.

9.
Licenses. Bonds, and Insurance. Each party represents that it now has and will maintain in full force and effect during the term of this Agreement, at its sole cost, all necessary state and federal licenses, bonds and insurance in accordance with applicable state or federal laws and regulations.

10.
Limitation of Liability. EACH PARTY UNDERSTANDS THAT NO OTHER PARTY MAKES ANY GUARANTEE, EXPRESS OR IMPLIED, TO ANY OTHER OF PROFIT, OR OF ANY PARTICULAR ECONOMIC RESULTS FROM TRANSACTIONS HEREUNDER. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, COLLATERAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR ANY ACT OR OMISSION COMING WITHIN TFIE SCOPE OF THIS AGREEMENT, OR FOR BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF GOOD WILL, LOSS OF PROFITS, LOSS OF USE AND INTERRUPTION OF BUSINESS.

11.
Disclaimer. Client understands and agrees that FCStone makes no warranty respecting legal or regulatory requirements and risks. Client shall obtain such legal and regulatory advice from third parties as it may deem necessary respecting the applicability of legal and regulatory requirements applicable to Client’s business.

12.
Indemnity. Client agrees to indemnify FCStone and their brokers, officers, agents and employees and hold them harmless from and against any claims, demands, liability or expense, including attorneys fees and other litigation expenses, arising out of claims by Client’s customers or suppliers.

13.
Notices. Any notices permitted or required hereunder shall be in writing, signed by an officer duly authorized of the party giving such notice, and shall either be hand delivered or mailed. If mailed, notice shall be sent by certified, first class, return receipt requested, mail to the address shown above, or any other address subsequently specified by notice from one party to the other.

(a)
This agreement is the entire understanding of the parties concerning the subject matter hereof, and it may be modified only in writing signed by the parties. All commodities futures, options, and swap transactions shall be subject to the customer or master agreements between Client and FCStone, its affiliates, or others. The parties may enter into other agreements in writing, including but not limited to service agreements, customer agreements and master agreements with respect to commodity futures options and swaps.

(b)
if any provision or provisions of this agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)
No party shall be liable for any failure to perform any or all of the provisions of this agreement if and to the extent that performance has been delayed or prevented by reason of any cause beyond the reasonable control of such party. The expression “cause beyond the reasonable control” shall be deemed to include, but not be limited to: acts, regulations, laws, or restraints imposed by any governmental body; wars, hostilities, sabotage, riots, or commotions; acts of God; or fires, frost, storms, or lightning.

(d)	This agreement is not intended to, and does not, create or give rise to any fiduciary duty on the part of any party to any other.

(e)
No action, regardless of its nature or form, arising from or in relation to this Agreement may be brought by either party more than two (2) years after the cause of action has arisen, or, in the case of an action for nonpayment, more than two (2) years from the date the last payment was due. Venue for any action arising from or in relation to this agreement shall be in Polk County, Iowa.

(f)	This agreement is governed by and shall be construed under the laws of the State of Iowa.

(g)
This agreement shall be binding upon and inure to the benefit of the parties and the successors and assigns of the entire business and goodwill of FCStone and Client, but shall not be otherwise assignable without the express consent of the other parties.

DATED AND EXECUTED AS OF THIS 9TH DAY OF JULY, 2007

Client            First United Ethanol, LLC

BY: /s/ Anthony J. Flagg, CEO

FC STONE, L.L.C.

BY: /s/ Peter J. Nelssler, Jr.
                  VP, Renewable Fuels Group

EXHIBIT A
FCStone Services

FCStone will provide the following services based on sound risk management principles, using FCStone’s Basis Trading experience together with the futures and options markets to reduce Client’s exposure to commodity price changes.

I.	General Scope. FCStone will provide advice, assistance and risk management with respect to Client’s grain origination, energy and transportation, procurement and output sales.

II.	Consulting Services and Program: FCStone services to Client’s shall fall into two (2) categories.

1)
FCStone shall provide Client with price risk management evaluation, review and advice in relation to use of Corn and/or any other grain products as they relate to the day-to-day operations of the plant.

2)
FCStone shall provide Client with price risk management evaluation, review and advice in relation to use of Natural Gas and/or any other energy products as they relate to the day-to-day operation of the plant.

Such services to be summarized monthly/annually in a detailed report prepared by FCStone for the Client staff/board, and accordingly to their satisfaction in terms of content and accountability.

III. Internal Risk Management Procedures:

A.	Risk management guidelines and controls. Risk management recommendations regarding position limits, strategies, credit exposure and volumes will be presented for management and board approval.

B.	Establish Corporate Risk Policy — Assess Risk Profile –Define Hedge Objective.